                                                                    EXHIBIT 3.41

                            ARTICLES OF INCORPORATION

                                       OF

                                 SIX PAC COMPANY

         [ILLEGIBLE] ALL BY THESE PRESENTS. That I, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do certify:

                                    ARTICLE I

         The name of the corporation is: SIX PAC Company.

                                   ARTICLE II

         The principal place of business of the corporation shall be:

                   1325 Airmotive Way, Suite 100, Reno 89502.

         The corporation's resident agent shall be:

                     The Corporation Trust Company of Nevada
                 One [ILLEGIBLE] First Street, Reno, Nevada 89501

                                   ARTICLE III

         The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the corporation are to engase in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada.

                                   ARTICLE IV

         The corporation shall have authority to issue the following:

                  The number of shares of common stock which this corporation is authorized to issue is One Hundred thousand (100,000) shares with a par value of One Cent ($.01) per share.

                                    ARTICLE V

The number of the Board of Directors shall be:

         The Board of Directors will consist of one (1) to nine (9). The person who is to serve as Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

    Charles J. Bayer, 3240 E. Pershing, Phoenix, Az. 85032

                                   ARTICLE VI

    The name and address of the incorporator is:

    J. Scott Askew, 2721 N. Central Avenue, Phoenix, Az. 85004

                                   ARTICLE VII

    The period of existence of the corporation shall be:

                                    Perpetual

IN WITNESS WHEREOF, I the aforementioned incorporator have signed the Articles of Incorporation this 4th day of January, 1995

                                               /s/ J. Scott Askew
                                               ---------------------------------
                                               J. Scott Askew, Incorporator

STATE OF ARIZONA

COUNTY OF MARICOPA

         THIS IS TO CERTIFY that on the 4th day of January, 1995 [ILLEGIBLE], a Notary Public, personally appeared J. Scott Askew, who I am satisfied is the person named in and who executed the foregoing Articles of Incorporation and I first having made known to in the contents thereof, did acknowledge that he had signed the same as his voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 4th day of January, 1995.

         (NOTARIAL SEAL)

                                               /s/ Blanche I. Passolt
                                               ---------------------------------
                                               Blanche I. Passolt
                                               NOTARY PUBLIC